CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 to Registration Statement File No. 333-96177 on Form N-4 (the "Registration Statement") of (1) our reports dated April 14, 2006 relating to the financial statements of Separate Accounts No. 49 and No. 45 of AXA Equitable Life Insurance Company for the year ended December 31, 2005, and (2) our report dated March 17, 2006 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2005. We also consent to the incorporation by reference in the Prospectus of our reports dated March 17, 2006 appearing on page F-1 and page F-57 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings "Incorporation of certain documents by reference" in the Prospectus and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 17, 2006